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                                                                    Exhibit 15.1

                   AWARENESS LETTER OF INDEPENDENT ACCOUNTANTS


MidAmerican Energy Company
Des Moines, Iowa

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of MidAmerican Energy Company and subsidiaries for the periods ended March 31, 2002 and 2001, June 30, 2002 and 2001, and September 30, 2002 and
2001, as indicated in our reports dated April 26, 2002, August 2, 2002, and October 25, 2002, respectively; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our reports referred to above, which were included in your Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002, and September 30, 2002, are incorporated by reference in this Registration Statement.

We also are aware that the aforementioned reports, pursuant to Rule 436(c) under the Securities Act of 1933, are not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

/s/ DELOITTE & TOUCHE LLP

Des Moines, Iowa
December 12, 2002